UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2020

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around April 10, 2020.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	liability for any losses that result from an actual or claimed breach of our fiduciary duties;
•	failing to maintain and protect our brand, independence, and reputation;
•	failing to differentiate our products and continuously create innovative, proprietary research tools;
•	liability related to the storage of personal information related to individuals as well as portfolio and account-level information;
•	inadequacy of our business continuity program in the event of a material emergency or adverse political or regulatory developments;
•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;
•	trends in the asset management industry, including the decreasing popularity of actively managed investment vehicles and increased industry consolidation;
•	an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology infrastructure to the public cloud;
•	compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;
•	volatility in the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;
•	the failure of acquisitions and other investments to produce the results we anticipate;
•	the failure to recruit, develop, and retain qualified employees;
•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;
•	liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: March 13, 2020

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through February 28, 2020. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Coronavirus

1.	Has the company had any impacts with respect to the Coronavirus?

From an employee perspective we have not received any reports of confirmed cases of the Novel Coronavirus among Morningstar employees. We have been closely monitoring the outbreak and continue to follow guidance from national and local governments, as well as the World Health Organization and the Centers for Disease Control and Prevention. As the situation evolves, our first priority remains the health and safety of our team members. We have issued guidelines to all employees regarding travel, remote work preparedness, hygiene, and overall vigilance. For those employees that live and work in higher risk areas, we’ve implemented remote work plans, as the nature of our business allows for workplace flexibility through telecommuting tools. Our most impacted location from this perspective thus far has been Shenzhen, China, where our teams have successfully worked through this tough period with minimal business impact.

We are also doubling down on our mission of empowering investors during this period of uncertainty. Our research team has been at the forefront of helping investors make sound long-term decisions, and we’ve stepped up the cadence and frequency with which we’re publishing our thought leadership at this time. Additionally, while customer service teams have reported above-average engagement with clients, we have handled the increased volume appropriately.

Finally, on the business front, weak global equity market performance in the past month will likely impact asset-based revenue growth and prolong the sales cycle in some of our license-based areas. While we have not seen a material impact to our credit ratings business yet, we anticipate that market volatility will also lead to a preference for higher credit qualities and liquidity over the issuance of more esoteric structured finance products. Importantly, we are monitoring the business and potential impacts closely and will be thoughtful on discretionary costs or other mitigants as needed. We are confident in our overall business resiliency over economic and market cycles.

Operating Margin

2.	Revenue growth has been a bright spot, but adjusted operating income growth hasn’t kept pace. The company has been investing heavily in the past five quarters and seen negative operational leverage. Are you growing faster in lower margin segments, or are you just investing in growth? The company currently has margins around 10% below listed information services peers. Is there any structural reason why margins should remain lower in the medium term?

We believe that our major products have margins that are comparable with our peers while still recognizing that our business is not a perfect match to any one company. Comparability is impacted by several factors, including the mix, maturity stage, and life cycle of our products and solutions. Although the above question is focused on the past five quarters, we began presenting five key investment areas back in 2017. These included Morningstar Data, Morningstar Direct, Workplace, Managed Portfolios, and Credit Ratings. We added PitchBook to this group in 2018 and DBRS in 2019. We believe this group represents the solutions across Morningstar that have the most outsized growth potential over the long-term; as such, we’re not shy about making near-term investments in headcount, product development and facilities to support our ability to grow and further scale these areas over the long-term.

This product group, in aggregate, continues to grow organic revenue at a higher rate than the rest of the company. In 2017, our key growth areas grew 11.7% organically relative to 7.6% for Morningstar as a whole. In 2018, our key growth areas grew 16.7% organically relative to 11.4% for Morningstar as a whole. In 2019, this group (excluding DBRS Morningstar) grew 15.2% relative to 9.5% for Morningstar as a whole.

In our most recent earnings releases, we’ve called out the major cost categories associated with the increases in operating expense that have occurred as we implement our growth plans. These include cash compensation, stock-based compensation, commissions, production costs, and facilities, which have all increased in support of our key initiatives and the infrastructure needed to support their increasing scale. We don’t grow these expenses without taking a data-driven approach to our decision making, ensuring that we are earning a strong return on the money we invest.

Importantly, we’ve demonstrated strong ability to generate cash despite the increases in operating expenses. Between 2017-2019, cash from operating activities grew at a 16.1% compound annual growth rate, whereas free cash flow (which we define as cash from operating activities less capital expenditures) grew at a 19% CAGR. Along with the organic revenue growth rates we’ve delivered, we believe these healthy levels of cash generation are evidence of the benefits of our approach.

3.	Could you provide a “higher than corporate average” or “lower than corporate average” adjusted operating margin characterization for the different revenue lines (License-based, Asset-based, and Transaction-based) reported? Is DBRS Morningstar currently operating at corporate average margins as outlined in the May 2019 deal announcement?

We do not report in segments or fully manage the business by revenue type, but we can give some general indication of margin relative to each category.

In aggregate, our licensed based products tend to have the highest margins in our portfolio given the inherent leverage in selling subscriptions for data, research and software. Our asset-based revenue would come next, with aggregate margins in this category generally below our licensed-based products. These products are generally basis point driven and see positive leverage as asset values appreciate and the reverse during periods of market decline. Our transaction-based revenue should be split between ad sales and DBRS Morningstar given their different characteristics. Ad sales are primarily driven off of the Morningstar.com platform and the revenue largely falls to the bottom line. Finally, we reported DBRS Morningstar financial information in 2019. DBRS Morningstar’s adjusted operating margin, excluding amortization and deal-related expenses was 16.8%. As we noted in our fourth quarter press release, this also includes costs associated with a pending regulatory settlement.

Company Metrics

4.	How does the company think about return on capital for product offerings – should the company consider exiting franchises such as stock equity research and investing more time in products like ESG and Data?

We regularly review our portfolio to evaluate how our products fit our strategy and our mission to empower investor success. Cash generation and financial returns are also important measurements, and we evaluate those relative to the future growth potential within the portfolio.

Research is one of our three core capabilities at Morningstar, along with data and design. We are the largest independent global provider of equity research and pride ourselves on our long-term, value-oriented, economic-moat driven investing methodology.

We are also confident that it’s a good long-term business for us. Although sell-side equity research business models continue to evolve post-MiFID II, we recently won an exclusive outsourced research deal with BNP Paribas in Asia in July 2019, which underscores the quality of our equity research. While we do sell equity research directly to clients through a subscription model, it’s important to note that the content we produce is also used in various ways across our portfolio of solutions. For example, clients across our software offerings consume our equity research, and most recently, PitchBook users can now access Morningstar Equity Research through the PitchBook Platform. Our equity analysts also consult with the portfolio managers running our equity-based strategies in Morningstar Managed Portfolios, and our equity research underpins our strategic beta index efforts, including those used by VanEck’s Morningstar Wide Moat and Morningstar International Moat ETFs The investments we make to produce this content enhances the value of our franchise and is monetized over and over again across our firm.

As for ESG and Data, Morningstar has great opportunity to meet growing demand from clients in each of these areas, and we have been devoting our time, energy, and capital in support of these endeavors. We’ll note that we consider Morningstar Data as one of our key growth areas, and we’ve been weaving ESG capability across the firm in products such as Morningstar Direct, Managed Portfolios, and Indexes. It’s a major focus area for us.

5.	How does management measure/view MORN’s free cash flow conversion? Does management keep an FCF conversion target in mind?

We look at FCF as a percentage of sales, and also like to use EBITDA as the denominator of our free cash flow conversion calculation to evaluate how efficiently we convert every dollar of our pre-tax profits into cash. Both measurements have increased over the past three years. That said, we do not manage our business to a specific target for FCF conversion; rather, we monitor this metric as another important indicator of capital efficiency.

DBRS Morningstar

6.	Are the DBRS Morningstar methods, models and teams now integrated and set after the Q3-Q4 integration, or is this still a work in progress in 2020?

As of the end of the fourth quarter, we indicated that over 75% of our model and methodology integration has been completed. We are now closer to 80-85% completed.

7.	Could the SEC proposals to rotate credit rating agencies, or have a board pick the rating agency, be a positive for DBRS Morningstar? Could you please provide market share statistics for key ratings asset classes for DBRS Morningstar? What has been the progress in corporate ratings (vs. structured asset ratings) to date?

Initiatives like the one cited in your question have been debated, and in some instances implemented, since the 2008 financial crisis; however, we do not believe that any such initiative would have a material impact on DBRS Morningstar’s overall business. We continue to believe that the best way to differentiate ourselves in the credit ratings space is by focusing on predictable ratings quality, best-in-class service, independence, and transparent methodologies for both investors and issuers. Possibly the most significant needle mover for us in the US could be if more investment policy statements and indexes definitions were updated or written in a way that allowed for ratings to be accepted from any of the NRSROs.

As for corporates, we maintain a leadership position in Canada and are hiring additional rating analysts in Europe. Our US middle market loan initiative, while still in an early stage, continues to show promise with a solid ratings pipeline to date. With that said, we expect that structured finance ratings will continue to be the primary route through which we build our presence outside of Canada for the foreseeable future.

Asset-based Revenue

8.	Why is asset-based revenue, excluding Morningstar Funds Trust, growth lower than AUM growth? Has pricing or mix had a negative effect and when should investors start to expect revenue growth to match AUM growth?

Over the past several quarters, positive equity market performance was a key driver of growth in our asset-based product areas; however, revenue growth was lower than asset growth in both Investment Management and Workplace. We have experienced fee compression in Investment Management through some shifts to lower cost strategies, evolving relationships with large institutional clients, and the expansion of Morningstar Mutual Funds. It’s unlikely that these pressures will abate but we are focused on growing by deepening our relationships with like-minded advisors.

In our Workplace area, we’ve previously described the one-quarter lag in certain client reporting that can sometimes disaggregate revenue and AUM/AUA growth relative to market performance, For example, unusually strong market movements in a particular quarter won’t show up in results until the following quarter. This occurred in the first quarter revenue of 2019 where our revenue reflected the market declines in the fourth quarter of 2018. In addition, we’ve described the impact that contractual fee breakpoints can have on Workplace’s revenue. In certain cases, our contracts include tiered fee schedules, in which our fees (measured as a percentage of managed assets) decline as assets exceed a specified level. This approach to pricing is fairly typical in the asset management space, and these “breakpoints” only occur at certain, infrequent milestones.

9.	How large is the revenue from the index business within asset-based revenue? Is it a meaningful contributor to its growth rate yet or still too early?

While we do not specifically disclose Morningstar Indexes revenue, it is becoming a more meaningful contributor to our growth. In 2019, revenue from our index products, which is primarily basis points driven, contributed 0.2 percentage points to our organic growth, or 0.3 percentage points when excluding the impact of a 2018 amended license agreement from organic revenue growth.

ESG

10.	How does Sustainalytics show up in the financial statement today? Approximately, how big (however you can define it in terms of revenue or employees or ratings) was that business in 2019? Is there an agreed upon price or methodology to acquire the majority stake in a way similar to Pitchbook?

As of December 31, 2019, we held a 43% minority stake in Sustainalytics, which is treated as an unconsolidated equity method investment in our financial statements. We report any income/loss from our equity method investments, in aggregate, on our income statement below the line, but did not disclose Sustainalytics’ contribution apart from the contributions of our other unconsolidated investments in 2019. As of December 31, 2019, our ownership stake in Sustainalytics represented $25.3 million of the $59.6 in total assets related to our equity method investments, as reported in our recently-released 2019 10-K.

We currently operate under a commercial agreement in which we share a portion of the revenue generated by the use of Sustainalytics’ data and research in our products. Because Sustainalytics is a privately-held company, we do not disclose further information about its employees, revenue, or ratings. Our equity stake in PitchBook did not come with a pre-arranged acquisition option, and neither does our equity stake in Sustainalytics.

Data Aggregation

11.	How would you compare the size and position of ByAllAccounts to Yodlee or Plaid? Is this an area of investment or opportunity?

Data aggregation is the common denominator of these three platforms; however, ByAllAccounts focuses primarily on the advisor market, whereas Yodlee and Plaid serve the retail banking industry and offer data that is primarily rooted in consumer finance.

Morningstar ByAllAccounts aggregates financial accounts data from more than 18,000 data sources, using our patented process to deliver the data directly into advisors’ portfolio management systems for reconciliation and performance reporting. Understanding transactions and how they relate to positions is critical, as well as the overall quality of the data provided (advisors would not want incorrect numbers reported to a client). Virtually all the major portfolio management systems that service Registered Investment Advisors (RIAs) utilize Morningstar’s ByAllAccounts data service (Including Envestnet’s Tamarac system).

We acquired ByAllAccounts in 2014 when the company served 2,100 clients and supported 4,300 data sources through its aggregation engine. Today, BAA serves 10,000 clients, and while we continue to generate revenue through the service described above, it’s important to note that since our initial acquisition, we’ve invested additional resources into pulling the technology into other products across the firm like Morningstar Office. Furthermore, we’ve recently expanded our data collection efforts to capture loan information and credit card data, and have connected with greater numbers of smaller banks and credit unions. Providing this information alongside investment account and transaction data will ultimately help our advisor clients better understand a client’s total financial picture. In 2020, we plan to release personal financial management (PFM) applications that will support budgeting, saving trends, cash flows, and college planning. We plan to tie these capabilities into Morningstar’s financial planning applications, such as the newly-released Goal Bridge. We’re also evaluating how to use this technology to improve how we display portfolio information on Morningstar.com.

In contrast, Yodlee’s service provides banks with a platform that their consumer clients can use to aggregate and display financial information, which primarily focuses on credit card information and banking balances. Yodlee also collects investment data, but doesn’t have a full solution that tracks how transactions relate to account balances and positions. As such, advisors have not been able to input Yodlee data into their performance management systems, which lessens the service’s utility for this customer segment. We’ll also note that a significant portion of Yodlee’s revenue comes from selling consumer transaction information to hedge funds and other clients that use it to build predictive models for numerous purposes. Morningstar ByAllAccounts has a policy to not sell client data.

Plaid traditionally focused on aggregating banking information from the top 50 banks and providing funds transfer capabilities. Plaid’s purchase of Quovo added the ability to collect investment data, however, since the January 2019 transaction, Quovo has actually removed some “advisor view” functionality from their system. Visa’s subsequent purchase of Plaid will very likely bring more of a focus to consumer data aggregation in a manner similar to Yodlee’s.

All this being said, we believe ByAllAccounts is a superior solution for advisors and an underappreciated asset. We are driving more focus on telling its story and the value it delivers to advisors.

PitchBook

12.	Should we expect the PitchBook revenue growth rate to slow in 2020 relative to the strong growth achieved in 2019?

As you know, we do not provide guidance; however, we remain excited by PitchBook’s market opportunity and continue to invest heavily in data, research, sales, marketing and service to drive growth. We’re focusing on increasing penetration of our core customer base, promoting the usefulness of the PitchBook Platform to adjacent customers, such as corporate M&A teams and the buyside, and gaining additional wallet-share of our existing customers by adding capabilities to the PitchBook platform at a fast pace. These factors continue to be key drivers of revenue growth at PitchBook both in the US and international markets.

Capital Allocation

13.	Why not use cash to pay down debt and lower carrying cost of interest expense? The P/E ratio is high relative to the EV/EBITDA ratio, so has there been a consideration of using the balance sheet more strategically to reduce that ratio and increase the free cash flow yield to the equity?

We aim to strike a balance with our capital allocation decisions. At the moment, we have ample opportunity to re-invest our excess capital back into the business in pursuit of our growth plans while returning cash to shareholders. As of December 31, 2019, we’ve already deployed $95.6 million of excess cash toward our outstanding debt balance from the DBRS acquisition and intend to keep prudently paying down our debt obligation as we did when we took on debt to finance the PitchBook acquisition.

Customers

14.	Could you please disclose your top five customers and their % of total revenue?

Due to competitive reasons, we do not disclose revenue associated with individual clients. However, we are well diversified and revenue among our top five clients accounted for less than 10% of overall revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: March 13, 2020	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer